UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): November 27, 2018

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition.
On November 28, 2018, Chico’s FAS, Inc. (the “Company”) issued a press release announcing its third quarter and year-to-date earnings for the period ended November 3, 2018.
A copy of the release issued on November 28, 2018 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Diane M. Ellis, Brand President - Chico's, is leaving the Company effective November 30, 2018. The Company extends its appreciation to Ms. Ellis for her contributions. Upon execution and non-revocation of a Separation Agreement and Release with the Company, Ms. Ellis will be entitled to severance benefits under the Company’s Officer Severance Plan, as described in the Company’s 2018 proxy statement filed with the Securities and Exchange Commission on May 4, 2018.
A copy of the press release announcing this leadership change issued on November 28, 2018 is attached to this Report as Exhibit 99.2 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Earnings Press Release of Chico's FAS, Inc. dated November 28, 2018
Exhibit 99.2	Press Release of Chico's FAS, Inc. dated November 28, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: November 28, 2018	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Earnings Press Release of Chico's FAS, Inc. dated November 28, 2018
Exhibit 99.2	Press Release of Chico's FAS, Inc. dated November 28, 2018